Exhibit 99.1

Buffalo Wild Wings, Inc. Announces First Quarter 2009 Results

Same-store sales increases of 6.4% at company-owned and 6.0% at franchised restaurants

Earnings per diluted share increase of 30.6% to $0.47

MINNEAPOLIS--(BUSINESS WIRE)--April 28, 2009--Buffalo Wild Wings, Inc. (NASDAQ: BWLD), announced today financial results for the first quarter ended March 29, 2009. Highlights for the first quarter versus the same period a year ago were:

  Total revenue increased 35.3% to $131.6 million
  Company-owned restaurant sales grew 37.4% to $119.4 million
  Same-store sales increased 6.4% at company-owned restaurants and 6.0% at franchised restaurants
  Net earnings increased 30.1% to $8.5 million from $6.5 million, and earnings per diluted share increased 30.6% to $0.47 from $0.36

Sally Smith, President and Chief Executive Officer, commented, “We’re very pleased to share the continued strength and momentum of our first quarter results. Our outstanding revenue growth of 35.3% and net earnings growth of 30.1% demonstrate the stability and strength of the Buffalo Wild Wings brand and the ongoing commitment to exceptional execution by our Franchisees and Team Members. I applaud the entire Buffalo Wild Wings Team for their ability to rise to the challenges of this difficult economy with such strong results.”

Total revenue increased 35.3% to $131.6 million in the first quarter compared to $97.3 million in the first quarter of 2008. Company-owned restaurant sales for the quarter increased 37.4% to $119.4 million driven by a company-owned same-store sales increase of 6.4% and 41 additional company-owned restaurants in operation at the end of first quarter 2009 relative to the same period in 2008. Franchise royalties and fees increased 17.0% to $12.1 million versus $10.4 million in the prior year. This increase was the result of a franchised same-store sales increase of 6.0% and 33 additional franchised restaurants at the end of the period versus a year ago.

Average weekly sales for company-owned restaurants were $45,593 for the first quarter of 2009 compared to $41,438 for the same quarter last year, a 10.0% increase. Franchised restaurants averaged $50,730 for the period versus $47,812 in the first quarter a year ago, a 6.1% increase.

For the first quarter, net earnings increased 30.1% to $8.5 million versus $6.5 million in the prior year. Earnings per diluted share were $0.47, as compared to first quarter 2008 earnings per diluted share of $0.36.

2009 Outlook

Ms. Smith continued, “We are reiterating our 2009 annual growth goals of 15% unit growth, 25% revenue growth, and 20% to 25% net earnings growth. We have strategies in place to continue our momentum and drive our business forward. We remain focused on enhancing our unique Buffalo Wild Wings experience through engaged Team Members, new menu choices, national and local restaurant marketing activities, and facility upgrades that provide our guests new reasons to come and enjoy themselves more often at our restaurants.”

Ms. Smith concluded, “To date, our second quarter same-store sales are about 1.8% at company-owned restaurants and 3.6% at franchised locations. These percentages include the effect of Easter occurring in April this year, which we estimate adversely impacted same-store sales by about 2.5%. We are on track to open more restaurants before the end of third quarter this year than we opened during all of 2008. We will, however, have additional expense in the second quarter as a result of this accelerated opening schedule and a shift in stock-based compensation. With more units open to take full advantage of football season, we look forward to a strong second half of 2009.”

Buffalo Wild Wings will be hosting a conference call today, April 28, 2009 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our website www.buffalowildwings.com.

A replay of the call will be available until May 5, 2009. To access this replay, please dial 1.303.590.3030, password 4056035.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of restaurants featuring a variety of boldly-flavored, made-to-order menu items including Buffalo-style chicken wings spun in one of 14 signature sauces. Buffalo Wild Wings is an inviting neighborhood destination with widespread appeal and is the recipient of dozens of “Best Wings” and “Best Sports Bar” awards from across the country. There are currently 588 Buffalo Wild Wings locations across 40 states.

Forward-looking Statements

Certain statements in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. These statements include, without limitation, those relating to our projected unit, revenue and earnings growth rates for 2009 and beyond and our ability to fund our growth. Forward-looking statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of locations opening in the future, the sales at these and our other company-owned and franchised locations, our ability to successfully operate in new markets, the cost of commodities, the success of our marketing and other initiatives, our ability to control restaurant labor and other restaurant operating costs, economic conditions (including changes in consumer preferences or consumer discretionary spending), the availability of financing to real estate developers and franchisees, competition, the impact of applicable regulations, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands except per share data)
(unaudited)

	Three months ended
	March 29, 2009	March 30, 2008
Revenue:
Restaurant sales	$119,424	$86,896
Franchise royalties and fees	12,131	10,366
Total revenue	131,555	97,262

Costs and expenses:
Restaurant operating costs:
Cost of sales	36,208	26,415
Labor	35,549	25,858
Operating	17,987	13,275
Occupancy	7,594	5,697
Depreciation	7,495	5,239
General and administrative (1)	11,420	9,341
Preopening	2,409	1,185
Loss on asset disposals and impairment	175	753
Total costs and expenses	118,837	87,763
Income from operations	12,718	9,499
Investment income	76	432
Earnings before income taxes	12,794	9,931
Income tax expense	4,308	3,406
Net earnings	$8,486	$6,525
Earnings per common share – basic	$0.47	$0.37
Earnings per common share – diluted	0.47	0.36
Weighted average shares outstanding – basic	17,980	17,766
Weighted average shares outstanding – diluted	18,041	17,877

(1) Includes stock-based compensation of $801 and $1,020, respectively

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended
	March 29, 2009	March 30, 2008
Revenue:
Restaurant sales	90.8%	89.3%
Franchising royalties and fees	9.2	10.7
Total revenue	100.0	100.0

Costs and expenses:
Restaurant operating costs:
Cost of sales	30.3	30.4
Labor	29.8	29.8
Operating	15.1	15.3
Occupancy	6.4	6.6
Depreciation	5.7	5.4
General and administrative	8.7	9.6
Preopening	1.8	1.2
Loss on asset disposals and impairment	0.1	0.8
Total costs and expenses	90.3	90.2
Income from operations	9.7	9.8
Investment income	0.1	0.4
Earnings before income taxes	9.7	10.2
Income tax expense	3.3	3.5
Net earnings	6.5%	6.7%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
March 29, 2009 and December 28, 2008
(Dollar amounts in thousands)
(unaudited)

	March 29, 2009	December 28, 2008
Assets
Current assets:
Cash and cash equivalents	$6,745	$8,347
Marketable securities	37,279	36,157
Accounts receivable – franchisees, net of allowance of $25	1,001	895
Accounts receivable – other	8,008	5,759
Inventory	3,515	3,104
Prepaid expenses	2,596	3,294
Refundable income taxes	—	1,611
Deferred income taxes	2,158	1,731
Total current assets	61,302	60,898

Property and equipment, net	163,071	154,432
Restricted cash	6,395	7,670
Other assets	9,771	9,846
Goodwill	10,972	10,972
Total assets	$251,511	$243,818

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$2,685	$2,514
Income tax payable	1,166	—
Accounts payable	14,715	16,691
Accrued compensation and benefits	12,714	14,155
Accrued expenses	6,807	7,116
Current portion of deferred lease credits	141	56
Total current liabilities	38,228	40,532

Long-term liabilities:
Other liabilities	1,276	1,270
Marketing fund payables	6,395	7,670
Deferred income taxes	10,496	8,916
Deferred lease credits, net of current portion	14,388	13,837
Total liabilities	70,783	72,225

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized; none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 17,977,626 and 17,887,271 respectively	86,967	86,318
Retained earnings	93,761	85,275
Total stockholders’ equity	180,728	171,593
Total liabilities and stockholders’ equity	$251,511	$243,818

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Three months ended
	March 29, 2009	March 30, 2008
Cash flows from operating activities:
Net earnings	$8,486	$6,525
Adjustments to reconcile net earnings to cash provided by operations:
Depreciation	7,342	5,239
Amortization	153	(36)
Loss on asset disposals and impairment	175	753
Deferred lease credits	620	834
Deferred income taxes	1,153	1,267
Stock-based compensation	801	1,020
Excess tax benefit from stock issuance	(2)	(278)
Change in operating assets and liabilities:
Trading securities	(691)	1
Accounts receivable	(2,339)	(345)
Inventory	(411)	(260)
Prepaid expenses	698	751
Other assets	(78)	23
Unearned franchise fees	171	132
Accounts payable	784	(219)
Income taxes	2,779	1,826
Accrued expenses	(384)	(1,212)
Net cash provided by operating activities	19,257	16,021

Cash flows from investing activities:
Acquisition of property and equipment	(18,916)	(10,395)
Purchase of marketable securities	(13,070)	(27,704)
Proceeds of marketable securities	12,639	36,322
Net cash used in investing activities	(19,347)	(1,777)

Cash flows from financing activities:
Issuance of common stock	3	101
Excess tax benefit from stock issuance	2	278
Tax payments for restricted stock	(1,517)	(989)
Net cash used in financing activities	(1,512)	(610)
Net increase (decrease) in cash and cash equivalents	(1,602)	13,634
Cash and cash equivalents at beginning of period	8,347	1,521
Cash and cash equivalents at end of period	$6,745	$15,155

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Restaurant Count

Company-owned Restaurants:

	Q1	Q2	Q3	Q4
2009	206
2008	165	169	187	197
2007	140	145	148	161
2006	124	129	134	139
2005	106	110	116	122

Franchised Restaurants:

	Q1	Q2	Q3	Q4
2009	373
2008	340	346	348	363
2007	299	301	313	332
2006	260	270	278	290
2005	212	224	234	248

Same-Store Sales

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2009	6.4%
2008	4.1%	8.3%	6.8%	4.5%	5.9%
2007	8.7%	8.1%	8.3%	3.4%	6.9%
2006	7.7%	8.2%	11.8%	13.2%	10.4%
2005	6.1%	2.7%	1.8%	2.5%	3.2%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2009	6.0%
2008	2.1%	4.5%	2.1%	2.5%	2.8%
2007	3.3%	4.0%	5.9%	2.3%	3.9%
2006	6.7%	4.7%	6.4%	6.5%	6.1%
2005	3.2%	1.8%	1.1%	2.6%	2.2%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Average Weekly Sales Volumes

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2009	$45,593
2008	41,438	40,572	42,400	43,864	42,141
2007	39,254	36,655	38,498	40,485	38,757
2006	35,857	33,660	35,380	38,800	36,033
2005	33,195	30,531	31,361	33,953	32,304

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2009	$50,730
2008	47,812	46,390	46,889	48,424	47,382
2007	46,439	43,998	45,879	47,293	45,901
2006	44,342	42,338	42,963	46,008	43,975
2005	41,309	39,824	40,149	42,533	40,999

CONTACT:
Buffalo Wild Wings, Inc.
Investor Relations Contact:
Mary Twinem, 952-253-0731